EXHIBIT 99.1


                               FOR FURTHER INFORMATION:
                               Media Relations:            Investor Relations:
                               Jim Vitak                   Daragh Porter
                               (614) 790-3715              (859) 815-3825
                               jevitak@ashland.com         dlporter@ashland.com

                               FOR IMMEDIATE RELEASE
                               SEPTEMBER 20, 2005



ASHLAND INC. EXPECTS MIXED RESULTS FOR FISCAL FOURTH-QUARTER

         COVINGTON, Ky. -- Ashland Inc. (NYSE:ASH) announced today that earnings for its fiscal fourth quarter, ending September 30, 2005, may be less than earnings for the September 2004 quarter. Ashland's expectations for its Ashland Specialty Chemical and Ashland Distribution divisions remain on track. As raw materials and energy costs have risen, Ashland Specialty Chemical and Ashland Distribution have announced price increases. Ashland Distribution is expected to produce sharply higher earnings in the September quarter versus the comparable year-ago quarter, and Ashland Specialty Chemical should continue to report rising profits versus the September 2004 quarter as the result of higher sales revenues. Valvoline expects to report a roughly 40-percent decline in profits as the result of lower sales of branded lubricants, due in part to timing effects from pricing and promotion changes, as well as higher raw materials costs. Escalating hydrocarbon prices have impacted the North American market for motor oil throughout the year, and the market further weakened during the quarter.
         Operating income for the Transportation Construction Sector, commercially known as Ashland Paving And Construction, Inc., or APAC, is expected to be roughly half of the prior-year quarter's $70 million. In addition to lower production due to business disruptions caused by the active hurricane season, APAC also expects to increase reserves for unprofitable contracts resulting from the run-up in hydrocarbon prices.


                                  -more-

Ashland Inc. expects mixed results for fiscal fourth-quarter, pg. 2

         In addition to the above items, Ashland expects to record a charge in the September quarter related to its participation in Oil Insurance Limited, an energy industry mutual insurance consortium, due primarily to damage caused by Hurricane Katrina. The amount is undetermined at this time; however, the company expects the maximum loss to be $14 million pre-tax assuming no further catastrophic losses.
         Ashland plans to release its earnings at 8 a.m., EDT, on October 24 and will follow with an analyst meeting in New York City at 5 p.m., EDT, which will also be web cast.
          Ashland  Inc.   (NYSE:   ASH)  is  a  Fortune  500  chemical  and
transportation construction company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.
                                    -0-

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2004. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.